UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Upon receipt of stockholder approval at the special meeting of stockholders of Standard Pacific Corp. (the “Company”), held on August 18, 2008 (the “Special Meeting”), the 381,250 shares of senior convertible preferred stock of the Company (“Senior Preferred Stock”) held by MP CA Homes LLC (the “Investor”), an affiliate of MatlinPatterson Global Advisers LLC, automatically converted into 381,250 shares of the Company’s Series B junior participating convertible preferred stock (“Series B Preferred Stock”), which is convertible into 125 million shares of the Company’s common stock. The Series B Preferred Stock is convertible at the holder’s option into shares of the Company’s common stock subject to the holder and its affiliates post-conversion not beneficially owning total voting power of the Company’s voting stock in excess of 49%, and mandatorily converts into common stock upon the sale, transfer or other disposition of Series B Preferred Stock by the Investor or its affiliates. The Series B Preferred Stock issued upon conversion of the Senior Preferred Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) thereof. No commission or remuneration was paid or given, directly or indirectly, for soliciting this transaction.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

At the Special Meeting, the Company’s stockholders, among other matters, approved the Company’s Amended and Restated Certificate of Incorporation, which (i) increased the total number of shares of capital stock that the Company is authorized to issue from 210,000,000 shares to 610,000,000 shares by increasing the total number of authorized shares of common stock from 200,000,000 shares to 600,000,000 shares, (ii) declassified the Board of Directors of the Company, (iii) removed provisions providing for a supermajority vote in connection with certain actions, (iv) renounced, pursuant to Section 122(17) of the Delaware General Corporation Law, any interest or expectancy of the Company in business opportunities presented to directors and stockholders affiliated with the Investor, and (v) removed the prohibition on the ability of the Company’s stockholders to act by written consent for so long as the Investor and its affiliates hold at least 40% of the Company’s voting securities. The Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 18, 2008.

In connection with the filing of the Amended and Restated Certificate of Incorporation, the Company re-filed the certificates of designations relating to the Company’s Series A junior participating cumulative preferred stock (the “Series A Preferred Stock”) and the Series B Preferred Stock with the Delaware Secretary of State on August 18, 2008. Other than the date of filing with the Delaware Secretary of State, such certificates of designations are identical to the certificates of designations of the Series A Preferred Stock and Series B Preferred Stock previously filed by the Company.

Copies of the Amended and Restated Certificate of Incorporation, the certificate of designations relating to the Series A Preferred Stock and the certificate of designations relating to the Series B Preferred Stock are attached hereto as Exhibits 3.1, 3.2 and 3.3 respectively, and are incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the Special Meeting, the Company’s stockholders approved an amendment to the Standard Pacific Corp. 2008 Equity Incentive Plan (as amended, the “2008 Plan”). The purpose of the 2008 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their directors, officers, employees and service providers, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. Any person who is a current or prospective officer or employee of the Company or its subsidiaries, and any director of the Company or other service provider retained to provide consulting, advisory or other services to the Company or its subsidiaries, is eligible to be considered for the grant of awards under the 2008 Plan. The maximum number of shares of common stock of the Company that may be issued pursuant to awards granted under the 2008 Plan is 21,940,000 (subject to adjustments to prevent dilution), plus any shares subject to outstanding awards under prior plans as of June 30, 2008 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares).

The 2008 Plan is administered by a committee of the Board of Directors consisting of two or more directors, each of whom is a non-employee director. The 2008 Plan authorizes the administrator to grant awards to eligible participants in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof.

Unless the administrator provides for a shorter period, the maximum term of an option granted under the 2008 Plan, including any Incentive Stock Options, will be 7 years from the date of its grant, except that Incentive Stock Options granted to an individual who, at the time the option is granted to such individual, owns more than 10% of the combined voting power of all classes of stock of the Company will have a term no greater than 5 years from the date of grant. Options granted under the 2008 Plan will vest according to a schedule determined by the administrator. The aggregate number of shares subject to awards granted under the 2008 Plan during any calendar year to any one participant shall not exceed 3,000,000.

An incentive bonus award is an award which confers upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period of not less than one year or, for incentive bonus awards settled solely in cash, not less than one calendar quarter. The maximum amount payable pursuant to an incentive bonus award granted under the 2008 Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) cannot exceed $10,000,000.

Restricted stock is an award or issuance of shares of common stock of the Company the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares of common stock of the Company under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. An award with a vesting schedule that is not at least partially based on performance criteria cannot vest in less than thirty-six months, and an award with a vesting schedule that is at least partially performance-based cannot vest in less than twelve months from the date of grant, except for incentive stock awarded to non-employee directors and in the case of the death or disability of a participant or a change of control of the Company.

A stock appreciation right is an award pursuant to which a participant may be entitled to receive the amount, if any, by which the fair market value of the common stock of the Company on the date of exercise exceeds a measurement value. The measurement value of a stock appreciation right must equal or exceed the fair market value of a share of common stock of the Company on the date of the grant. The grant, retention, vesting and/or transferability of the stock appreciation right is subject during specified periods of time to such conditions and terms as the administrator of the 2008 Plan deems appropriate. The stock appreciation right may be paid in cash or shares of common stock of the Company or a combination of the two, in the discretion of the administrator.

A copy of the 2008 Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On August 18, 2008, the Company issued a press release announcing the approval by the Company’s stockholders of each of the three proposals on the agenda at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation

3.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Standard Pacific Corp.

3.3	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp.

10.1	Standard Pacific Corp. 2008 Equity Incentive Plan

99.1	Press release of the Company, issued on August 18, 2008, announcing the approval by the Company’s stockholders of the proposals at the Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2008

STANDARD PACIFIC CORP.

By:	/s/ Jeffrey V. Peterson
Jeffrey V. Peterson Chairman, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation

3.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Standard Pacific Corp.

3.3	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp.

10.1	Standard Pacific Corp. 2008 Equity Incentive Plan

99.1	Press release of the Company, issued on August 18, 2008, announcing the approval by the Company’s stockholders of the proposals at the Special Meeting